                                                                    Exhibit 4.21


                         SEVENTH SUPPLEMENTAL INDENTURE

         SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2001 (the "SEVENTH SUPPLEMENTAL INDENTURE") among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the "COMPANY"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and each of the guarantors signatory hereto (the "GUARANTORS") and U.S. Bank Trust National Association, as trustee (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Company, Allied Waste Industries, Inc., the sole stockholder of the Company ("ALLIED"), the subsidiary guarantors party thereto and the Trustee executed and delivered an Indenture, dated as of December 23, 1998 (the "INDENTURE"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness (the "SECURITIES");


         WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company, the Company issued (i) $300,000,000 aggregate principal amount of its 7-3/8% Senior Notes due 2004 (the "FIVE-YEAR NOTES") pursuant to a First Supplemental Indenture, dated as of December 23, 1998, (ii) $600,000,000 aggregate principal amount of its 7-5/8% Senior Notes due 2006 (the "SEVEN-YEAR NOTES") pursuant to a Second Supplemental Indenture, dated as of December 23, 1998, (iii) $875,000,000 aggregate principal amount of its 7-7/8% Senior Notes due 2009 (the "TEN-YEAR NOTES") pursuant to a Third Supplemental Indenture, dated as of December 23, 1998, and (iv) $600,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2008 (the "2001 NOTES" and, together with the Five-Year Notes, the Seven-Year Notes and the Ten-Year Notes, the "NOTES") pursuant to a Sixth Supplemental Indenture, dated as of January 30, 2001, as amended on June 29, 2001 (the Indenture, as supplemented by the related Supplemental Indenture for the applicable series of Notes, the "INDENTURE SERIES");


         WHEREAS, subsequent to the issuance of the Securities, the Company has acquired certain other Restricted Subsidiaries identified on Schedule A hereto, which are required to guarantee the Company's obligations under the Securities and the Indenture Series in accordance with the terms of the Securities and the Indenture Series;


         WHEREAS, each of the Restricted Subsidiaries identified on Schedule A hereto (the "SUBSIDIARY GUARANTORS") has duly authorized the execution and delivery of this Seventh Supplemental Indenture to provide for the Guarantees (as defined in the Indenture Series);

         WHEREAS, pursuant to resolutions adopted by the board of directors, partners or members, as the case may be, of each of the Subsidiary Guarantors, each of the Subsidiary Guarantors has duly authorized the guarantee of the Company's obligations under the Securities and the Indenture Series;

         NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or any series thereof, as follows:


                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


         SECTION 101. Definitions.

         All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 102. Provisions of General Application.

         All rules of construction and other provisions of general application set forth in Article One of the Indenture are hereby incorporated herein by reference.

         SECTION 103. Effectiveness.

         This Seventh Supplemental Indenture shall become effective upon the signature of each and all of the parties hereto without any further action.


                                   ARTICLE TWO
                                    GUARANTEE


         SECTION 201. Senior Guarantee.

         Each of Allied and each of the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees for the benefit of each Holder of a Security that has been authenticated and delivered by the Trustee, and for the benefit of the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at its Stated Maturity or following acceleration, call for redemption, purchase or otherwise, in each case in accordance with the terms and conditions of such Security, this Seventh Supplemental Indenture and the Indenture Series. Each of the Subsidiary Guarantors shall be from the effective date of this Seventh Supplemental Indenture a "Subsidiary Guarantor" within the meaning and for all purposes of the Indenture. In addition, Allied hereby guarantees to the extent set forth in the Senior Guarantee endorsed upon each Security for the benefit of the Holder thereof, the obligations of each Subsidiary Guarantor thereunder.


                                  ARTICLE THREE
              PARTICULAR REPRESENTATIONS, WARRANTIES AND COVENANTS
                        OF THE COMPANY AND THE GUARANTORS


         SECTION 301. Authority of the Company.

         The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this Seventh Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Seventh Supplemental Indenture by the Company has been duly and effectively taken.

         SECTION 302. Authority of the Guarantors.

         Each Guarantor represents and warrants that it is duly authorized under the laws of the jurisdiction of its incorporation/organization and all other applicable laws to execute, deliver and perform this Seventh Supplemental Indenture, and all corporate or other action on its part required for the execution, delivery and performance of this Seventh Supplemental Indenture by such Guarantor has been duly and effectively taken.

         SECTION 303. Truth of Recitals and Statements of the Company.

         The Company represents and warrants that the recitals of fact and statements contained in this Seventh Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by the Company in connection herewith will be true and correct in all material respects.

         SECTION 304. Truth of Recitals and Statements of the Guarantors.

         Each Guarantor represents and warrants that the recitals of fact and statements contained in this Seventh Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by such Guarantor in connection herewith will be true and correct in all material respects.

                                  ARTICLE FOUR
                             CONCERNING THE TRUSTEE


         SECTION 401. Acceptance of Trusts.

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture Series and in this Seventh Supplemental Indenture, to all of which the Company and the Guarantors agree and the Holders of Securities at any time outstanding by their acceptance thereof agree.

         SECTION 402. No Responsibility of the Trustee for Recitals, etc.

         The recitals and statements contained in this Seventh Supplemental Indenture shall be taken as the recitals and statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.


                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS


         SECTION 501. Binding Agreement; Assignments.

         Whenever in this Seventh Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Seventh Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

         SECTION 502. Relation to Indenture.

         The provisions of this Seventh Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Seventh Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Seventh Supplemental Indenture with the same force and effect as if the same were set forth in full in this Seventh Supplemental Indenture, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition consistent with this Seventh Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Seventh Supplemental Indenture and the Indenture and this Seventh Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 503. Counterparts.

         This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                    ALLIED WASTE NORTH AMERICA, INC.


                    By: /s/ Thomas P. Martin
                       ----------------------------------------------------
                         Name:  Thomas P. Martin
                         Title: Treasurer

                    ALLIED WASTE INDUSTRIES, INC.

                    for purposes of Article 2 and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                    By:  /s/ Thomas P. Martin
                       ----------------------------------------------------
                         Name:  Thomas P. Martin
                         Title: Treasurer



                    Each of the Subsidiary Guarantors Listed on Schedule A hereto, as Guarantors of the Securities


                    By:   /s/ Thomas P. Martin
                       ----------------------------------------------------
                         Name:  Thomas P. Martin
                         Title: Treasurer

                    U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee


                    By:   /s/ Richard H. Prokosch
                       ----------------------------------------------------
                         Name:  Richard H. Prokosch
                         Title: Vice President

                                   SCHEDULE A


NAME OF SUBSIDIARY GUARANTOR                          STATE OF ORGANIZATION
BFI Transfer Systems of Alabama, LLC                  Delaware
BFI Transfer Systems of DC, LLC                       Delaware
BFI Transfer Systems of Georgia, LLC                  Delaware
BFI Transfer Systems of Massachusetts, LLC            Massachusetts
BFI Transfer Systems of Maryland, LLC                 Delaware
BFI Transfer Systems of Mississippi, LLC              Delaware
BFI Transfer Systems of Pennsylvania, LLC             Pennsylvania
BFI Transfer Systems of Texas, LP                     Delaware
BFI Transfer Systems of Virginia, LLC                 Delaware
BFI Waste Services of Indiana, LP                     Delaware
BFI Waste Services of Massachusetts, LLC              Massachusetts
BFI Waste Services of Pennsylvania, LLC               Pennsylvania
BFI Waste Services of Tennessee, LLC                  Delaware
BFI Waste Services of Texas, LP                       Delaware
BFI Waste Systems of Alabama, LLC                     Delaware
BFI Waste Systems of Arkansas, LLC                    Delaware
BFI Waste Systems of Georgia, LLC                     Delaware
BFI Waste Systems of Indiana, LP                      Delaware
BFI Waste Systems of Kentucky, LLC                    Delaware
BFI Waste Systems of Louisiana, LLC                   Delaware
BFI Waste Systems of Missouri, LLC                    Delaware
BFI Waste Systems of Mississippi, LLC                 Delaware
BFI Waste Systems of North Carolina, LLC              Delaware
BFI Waste Systems of Oklahoma, LLC                    Oklahoma
BFI Waste Systems of Massachusetts, LLC               Massachusetts
BFI Waste Systems of Pennsylvania, LLC                Pennsylvania
BFI Waste Systems of South Carolina, LLC              Delaware
BFI Waste Systems of Tennessee, LLC                   Delaware
BFI Waste Systems of Texas, LP                        Delaware
BFI Waste Systems of Virginia, LLC                    Delaware
Eagle Industries Leasing, Inc.                        Michigan
Frontier Waste Services, L.P.                         Texas
Frontier Waste Services (Utah), LLC                   Utah
Frontier Waste Services (Colorado), LLC               Colorado
Frontier Waster Services of Louisiana, L.L.C.         Louisiana
General Refuse Service of Ohio, LLC                   Ohio
Greenridge Waste Services, LLC                        Pennsylvania
Greenridge Reclamation, LLC                           Pennsylvania

Jetter Disposal, Inc.                                 Iowa
La Canada Disposal Company, Inc.                      California
McInnis Waste Systems, Inc.                           Oregon
Packman, Inc.                                         Kansas
Paper Fibres Company                                  Washington
Panama Road Landfill, TX, L.P.                        Delaware
Price & Sons Recycling Company                        Georgia
Royal Holdings, Inc.                                  Michigan


                                      -9-